UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2019

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9229 Ward Parkway, Suite 340, Kansas City, MO		64114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (816) 237-7000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Novation Companies, Inc. (the “Company”) approved a new employment agreement (the “Pointer Employment Agreement”). for David W. Pointer. Mr. Pointer has served in his role as Chief Executive Officer, as a director and Chairman of the Board since March 27, 2018. He has also served as Chief Executive Officer of the Company’s wholly owned subsidiary, Healthcare Staffing, Inc., since April 2019.

Mr. Pointer, age 48, has served as the Managing Partner of V.I. Capital Management, LLC, a registered investment advisory firm that he founded, since January 2008. Prior to that, Mr. Pointer was a Senior Portfolio Manager and Senior Vice President at ICM Asset Management, an employee owned investment manager, from September 2003 to September 2007, as well as Portfolio Manager at AIM/INVESCO Investments, an investment management firm, from July 1999 to August 2003. Mr. Pointer has served on the Board of Directors of CompuMed, Inc., an enterprise telemedicine solutions company, since December 2013 and as Chairman since October 2014, and as Co-Chief Executive Officer from November 2015 to January 2016. He also has served on the Board of Directors of Solitron Devices, Inc., a manufacturer of solid-state semiconductor components, since August 2015 and as Chairman since July 2016. Previously, Mr. Pointer served on the Board of Directors of ALCO Stores, Inc., a retailer, from September 2014 to June 2015. Mr. Pointer has taught Corporate Finance as an adjunct faculty in Whitworth University’s MBA program as well as Gonzaga University’s MBA program and is an expert in financial analysis and financial markets. Mr. Pointer holds a Bachelor of Science in Business Administration from Central Washington University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Pointer is a member of the CFA Institute and a Chartered Financial Analyst.

Mr. Pointer’s new employment agreement is effective as of October 1, 2019, and supersedes his prior employment agreement. Under the new agreement, Mr. Pointer will receive an annual base salary of $250,000, and be eligible to receive an annual bonus based on the Company’s trailing three-year performance and his achievement of performance benchmarks. Subject to the Board’s discretion and approval, the bonus amount has a range of between 15% and 35% of Mr. Pointer’s base salary. The Pointer Employment Agreement has an indefinite term and provides that Mr. Pointer is an employee “at-will,” and his employment may be terminated at any time by either party for any reason. If Mr. Pointer’s employment is terminated by the Company “without cause” (as defined in the Pointer Employment Agreement), Mr. Pointer will receive, over a period of 6 months following termination, severance payments at an annual rate equal to his then-existing annual base salary; provided that if Mr. Pointer’s employment is terminated by the Company without cause within 12 months following any “change in control” (as defined in the Pointer Employment Agreement), the severance period will be 12 months.

The above description of the Pointer Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Pointer Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 1, 2019, by and between David W. Pointer and Novation Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: September 25, 2019	/s/ Carolyn K. Campbell
Carolyn K. Campbell Chief Financial Officer